Exhibit 1.02

Eastman Kodak Company
Conflict Minerals Report

This is the Conflict Minerals Report of Eastman Kodak Company (“Kodak”) for the reporting period from January 1, 2013 to December 31, 2013, provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this report, unless otherwise defined herein.

Rule 13p-1 imposes certain reporting obligations on United States Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a conflict minerals report to the SEC that includes a description of those due diligence measures.

Company Overview
Kodak is a technology company that provides commercial imaging products and services built on a foundation of materials science, digital imaging science, and deposition processes. Kodak’s portfolio of products and services is designed to meet needs of customers in different sectors and cycles of the commercial imaging and printing markets, including prepress and digital printing, and functional and packaging printing. Kodak also offers brand licensing and intellectual property opportunities, and products and services in entertainment imaging (motion pictures) and other commercial films, and it maintains a presence in the sales of ink for its existing installed consumer inkjet printer base.

Supply Chain Overview

Kodak’s global supply chain for conflict minerals is complex given the number of suppliers and the fact that most of its suppliers are located far downstream from the mineral smelters and associated mines.  Kodak relies on its suppliers to assist in the reasonable country of origin inquiry and due diligence efforts for conflict minerals contained in the materials supplied, or manufactured for Kodak. Kodak focuses on collecting data from suppliers where there is the greatest likelihood of the existence of conflict minerals and encourages the establishment of the necessary proactive due diligence programs that will enable greater long term supply chain transparency.

Kodak performed an analysis of its product components and determined that conflict minerals are contained in certain components used in the products manufactured for or by Kodak, regularly used in electronics and electrical equipment.  Kodak determined that conflict minerals that are contained in certain products within its Digital Printing, Graphics and Commercial Film businesses were necessary to the functionality or production of the product manufactured or contracted to be manufactured for Kodak, while consumables such as inks, digital and flexographic print plates and chemicals do not contain these minerals.

Overview of Kodak’s Conflict Minerals Program
It is Kodak’s policy to refrain from knowingly purchasing, directly or indirectly from any sources, conflict minerals that may finance or benefit armed groups in the Covered Countries.  Kodak expects its suppliers to implement a conflict minerals due diligence management system, including a system of controls, to determine the sources of conflict minerals in all products that are supplied to, or manufactured on behalf of, Kodak.  Kodak’s suppliers are expected to exercise due diligence on the source and chain of custody of these minerals and to cooperate in providing Kodak its due diligence information to assure that conflict minerals are being sourced only from outside the Covered Countries or from mines and smelters which have been certified as conflict free.  Kodak has the following options if a supplier indicates the products they are providing include conflict minerals that are not DRC conflict free:

•	Terminate the supply agreement,
•	Suspend the supplier relationship until the supplier can provide certification that they are receiving conflict minerals that are DRC conflict free, or
•	Continue to receive products from the supplier while working with them to identify sources that are DRC conflict free.

Kodak’s conflict minerals policy is publicly available on Kodak’s website at www.kodak.com\go\hsesupplier. The content of the material contained on the website is included for general information only and is not incorporated by reference in this Form SD.

Kodak is a member of Electronic Industry Citizenship Coalition (“EICC”) and the Conflict Free Sourcing Initiative (“CFSI”).  Through these affiliations, Kodak collaborates with industry peers to support the development of tools, programs and mineral traceability schemes that help enable companies to source conflict-free minerals from the DRC.  One of the programs developed by the EICC is the Conflict-Free Smelter (“CFS”) Program.  The CFS Program is a voluntary initiative in which independent third party audits are conducted of smelter/refinery procurement processes to determine if the smelter or refiner can demonstrate that all of the minerals they process originate from conflict-free sources.  As a member of CFSI, Kodak has access to CFSI country of origin information for entities on the CFS list. Kodak’s support of these programs demonstrates its commitment to conflict free sources for the metals used in Kodak’s products.

Design of Due Diligence Process
Kodak designed its due diligence process to be in conformity, in all material respects, with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”).

Kodak has established a management system for conflict minerals.  The management system includes a Conflict Minerals Team and a Steering Committee.  The Conflict Minerals Team is a multidisciplinary team consisting of representation from Health Safety Environment & Sustainability, Worldwide Procurement and Corporate Finance.  This team is responsible for the design, implementation and continued administration of Kodak’s conflict minerals program.  The Steering Committee consists of senior management representatives from Health Safety Environment & Sustainability, Purchasing, Legal, Compliance and Finance.  The Steering Committee defines program goals and objectives, provides the Conflict Minerals Team guidance on program implementation, administration and to ensure risks are adequately managed. The Conflict Minerals Team provided the Steering Committee with quarterly updates.

Description of Due Diligence Measures Performed

Kodak’s due diligence process focused on suppliers with the potential to provide raw materials, components, parts, sub-assemblies and products that have the greatest likelihood of containing conflict minerals. Procurement data was used to identify and initially select the largest potential suppliers that would be included in Kodak’s scope.  Based on a review of the procurement data and known product compositions, suppliers providing services or products that contain no conflict minerals were excluded from Kodak’s scope.  The exclusions included suppliers providing commodities such as travel, employee benefits, facility maintenance, stationary, office supplies and chemicals with a known composition.

The suppliers that were in scope received an email containing a cover letter signed by the Chief Procurement Officer and a conflict minerals questionnaire using the template developed jointly by the companies of EICC and The Global e-Sustainability Initiative (“GeSI”).

The cover letter provided an explanation for the request including the regulatory background and the expected timing for a response.  The questionnaire was used to capture the following information:

•	Whether conflict minerals are used in the products provided to Kodak,
•	Whether the supplier has implemented an ethical conflict mineral sourcing and due-diligence program,
•	Smelter, mine and country of origin data if conflict minerals are present in the products provided, and
•	Whether the conflict minerals, if any, came from recycled or scrap sources.

Kodak’s conflict minerals team reviewed and verified each completed questionnaire based on internally developed criteria. Follow-up correspondence was sent to the supplier on any of the following negative or incomplete responses:

•	The response did not appear justified by the product category or composition of the product.

•	The supplier did not indicate that it had implemented a management system or due-diligence program to obtain information from its suppliers.

•	The supplier was beginning to design or implement a due diligence process.

•	The response was incomplete or necessary information was not provided by the supplier.

Kodak also reviewed the supplier’s website to determine if it had a conflict minerals policy describing its due-diligence program and how it was applied to the suppliers in the chain.  Also, any smelters and refiners identified in the questionnaire were compared against the list of facilities that have received a “conflict free” designation from CFS.

Supplier Responses

Approximately 57% of Kodak’s suppliers in scope provided a response to the questionnaire. Although none of the suppliers surveyed who provided a response indicated that they sourced conflict minerals originating in the Covered Countries, a number of suppliers provided incomplete or inconsistent information, with a high number of ‘unknown’ responses. These suppliers were in the early stages of implementing a conflict minerals programs and experiencing challenges understanding their own supply chain, while others were not SEC registrants, did not understand the new regulations and had not started to implement a program.

Of the suppliers who provided complete information, 268 smelters were identified of which 187 smelters were on the CFS list.  Kodak has created and maintained a database of this information and a copy of the declared sources of material is included in the Appendix below. Given the fact that not all smelters identified were on the CFS list and most provided incomplete or inconsistent information, Kodak’s products containing or using conflict minerals are considered DRC conflict undeterminable.

Products Containing Conflict Minerals

The products determined to be DRC conflict undeterminable are as follows:

Digital Printing & Enterprise (“DP&E):  DP&E serves a variety of customers in the creative, in-plant, data center, consumer printing, commercial printing, packaging, newspaper and digital service bureau market segments with a range of software, media and hardware products that provide customers with a variety of solutions. The product families in this business segment containing conflict minerals are as follows:

KODAK PROSPER Press Platform	KODAK VERSAMARK Printing Systems
KODAK PROSPER Imprinting Systems	KODAK VERSAMARK Imprinting Systems
KODAK NEXPRESS Digital Production Color Press Platform	KODAK DIGIMASTER HD Digital Production Platform
KODAK FLEXCEL Plate Making Systems

Graphics, Entertainment & Commercial Films (“GECF”): GECF provides digital and traditional product and service offerings to a variety of commercial industries, including commercial print, direct mail, book publishing, newspapers and magazines, packaging, motion picture entertainment, printed electronics, and the aerial and industrial film markets. The product families in this business segment containing conflict minerals are as follows:

MAGNUS Platesetters	TRENDSETTER Platesetters
ACHIEVE Platesetters	GENERATION NEWS Platesetter
TRENDSETTER NEWS Platesetter	MERCURY P-HD Plate Processor
S Plate Processor	P-LD Plate Processor
T-HDK Plate Processor	Entertainment Motion Picture Film

During 2013 Kodak sold its Personalized and Document Imaging Business.  The product families in these business segments that contain conflict minerals are as follows:

Digital Scanners	Single Use Cameras
Picture Kiosks

Risk Mitigation and Due Diligence

Since December 31, 2013, and continuing throughout the 2014 reporting year, Kodak has undertaken and intends to continue to undertake the following steps to improve its due diligence process to further mitigate the risk that conflict minerals contained in Kodak’s products could benefit or finance armed groups:

•	Continue to work with suppliers who provided incomplete or insufficient information;
•	Work with suppliers as necessary to build their understanding and awareness of the impacts of their sourcing decisions;
•	Increase the level of engagement suppliers to drive greater transparency within Kodak’s supply chain. Suppliers will be asked to provide information gathered from their suppliers.

APPENDIX

The table below lists the declared sources of material as reported to Kodak by its suppliers.  In certain cases, information was provided to Kodak for the entire supply chain and the list may contain more facilities than those that actually process the conflict minerals contained in Kodak's products.

Metal	Smelter Names	Smelter Facility Location: Country
Gold	AGR Mathey	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Gold	ANZ	AUSTRALIA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Changcheng gold and silver refinery Co., Ltd.	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Gold	Changzhou Chemical Research Institute Co. Ltd.	CHINA
Gold	Chimet SpA	ITALY
Gold	China Gold International Resources Corp. Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus	KOREA
Gold	DaeryungENC	KOREA
Gold	Do Sung Corporation	KOREA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIA
Gold	Guangdong Jinding Gold Co.,Ltd	CHINA
Gold	Guangdong MingFa Precious Metal Co.,Ltd	CHINA
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heesung Catalysts Corp.	KOREA
Gold	Heesung Metal Ltd	KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG

Metal	Smelter Names	Smelter Facility Location: Country
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co . Ltd	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA

Metal	Smelter Names	Smelter Facility Location: Country
Gold	Lingbao Jinyuan Tonghui Refining Co., Ltd.	CHINA
Gold	LS-Nikko Copper Inc	KOREA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co.,Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies Singapore Pte Ltd	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Minsur Mines	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC Kolyma Refinery	RUSSIA
Gold	OMSA	BOLIVIA

Metal	Smelter Names	Smelter Facility Location: Country
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co Ltd	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samwon Metal	KOREA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	ShanDong Gold Mining Co;Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA
Gold	So Accurate Refing Group	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Souzhou XingRui Noble	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	PERU

Metal	Smelter Names	Smelter Facility Location: Country
Gold	Sumitomo Metal Mining Co., Ltd.	CHILE
Gold	Sumitomo Metal Mining Co., Ltd.	AUSTRALIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	United Refining	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	W.C. Heraeus GmbH	CANADA
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Wuxi Middle Treasures Materials	CHINA
Gold	Xstrata Canada Corporation	CANADA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Metal	Smelter Names	Smelter Facility Location: Country
Gold	Yantai Kanfort Pioneer Metals Corporation	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yoo Chang Metal	KOREA
Gold	ZhaoJin Mining Industry Co.,Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Kuang Ye Refinery	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA

Tin	Amalgamated Metal Corporation PLC	THAILAND
Tin	American Iron and Metal	CANADA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Asahi Pretec Corp	JAPAN
Tin	Asahi Solder Tech (Wuxi) Co. Ltd.	CHINA
Tin	Butterworth Smelter	MALAYSIA
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Chengfeng Metals Co Pte Ltd	SINGAPORE
Tin	China Minmetals,Minmetal	CHINA
Tin	China Tin Group Co., LTD	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	China Tin Smelter Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dae Kil Metal CO., LTD.	KOREA
Tin	EM Vinto	BOLIVIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	FENIX Metals LTD	POLAND
Tin	FUNSUR SMELTER	PERU
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Zi-Li	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	Gold Bell Group	CHINA
Tin	Guangxi Pinggui PGMA Co., Ltd	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA
Tin	Hyundai-Steel	KOREA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsui Mining & Smelting	JAPAN
Tin	Multiple Xin precision metal electroplating factory	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	NANSHAN TINNING	CHINA
Tin	Nathan Trotter & Co	UNITED STATES
Tin	NGHE TIN NON-FERROUS METAL	VIETNAM
Tin	NIPPON FILLER METALS,LTD.	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIA
Tin	OMSA	BOLIVIA
Tin	PT KOBA TIN	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. Stanlndo Inti Perkasa(Former CV DS Jaya Abadi)	INDONESIA
Tin	PT. Refined Bangka Tin - Indonesia	INDONESIA
Tin	PT.DS JAYA ABADI	INDONESIA
Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	Redring soldering	MALAYSIA
Tin	REDSUN	TAIWAN
Tin	Rui Da Hung	TAIWAN
Tin	SA Minsur	PERU
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.	MALAYSIA
Tin	Smelter Co. Ltd, Linqu Xianggui	CHINA
Tin	Soft Metals Ltd	BRAZIL
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
Tin	Thaisarco	THAILAND
Tin	Tim Plating Gejiu	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Untracore Co.,Ltd.	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Wilhelm Westmetall, Germany	GERMANY
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Yifeng Tin Industry (Chenzhou)	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA

Tantalum	A&M Minerals Limited	UNITED KINGDOM
Tantalum	Companhia Industrial Fluminense	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Exotech	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES

Metal	Smelter Names	Smelter Facility Location: Country
Tantalum	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Jiujiang Tambre	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co. Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Solikamsk Metal Works	RUSSIA
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA

Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	Central Glass	JAPAN
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA

Metal	Smelter Names	Smelter Facility Location: Country
Tungsten	China Minmetals Corp.	CHINA
Tungsten	Dayu Weiliang Tungsten CO.,LTD	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN
Tungsten	Japan New Metals Company	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Solar Applid Materails Technology Corp.	TAIWAN
Tungsten	Sumitomo Metal Mining Co. Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM

Metal	Smelter Names	Smelter Facility Location: Country
Tungsten	Umicore SA Business Unit Precious Metals Refining	EUROPE
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA